     EMPLOYMENT AGREEMENT made as of November 29, 1999, effective as of January 1, 2000 (the "Effective Date"), between TIME WARNER INC., a Delaware corporation (the "Company"), and Christopher P. Bogart.

     You are currently employed by the Company pursuant to an Employment Agreement made as of January 23, 1998 ( the "Prior Agreement"). The Company wishes to replace the Prior Agreement with this Agreement, effective January 1, 2000, in order to secure your services on a full-time basis for the period of January 1, 2000 to and including December 31, 2004 (the "Term Date"), on and subject to the terms and conditions set forth in this Agreement. You are willing for the Prior Agreement to be so replaced and to provide your services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:

     1. Term of Employment. Your "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on the Term Date, subject, however, to earlier termination as set forth in this Agreement.

     2. Employment. You shall serve as Executive Vice President, General Counsel and Secretary of the Company during the term of employment, and you shall have the authority, functions, duties, powers and responsibilities normally associated with such position and as the Board of Directors, the Chief Executive Officer or the President of the Company may from time to time delegate to you in addition thereto. During the term of employment, (i) your services shall be rendered on a substantially full-time, exclusive basis and you will apply on a full-time basis all of your skill and experience to the performance of your duties, (ii) you shall report only to the Company's Board of Directors, its Chief Executive Officer or its President, (iii) you shall have no other employment and, without the prior written consent of the Chief Executive Officer or the President of the Company, no outside business activities which require the devotion of substantial amounts of your time and (iv) the place for the performance of your services shall be the principal executive offices of the Company which shall be in the New York City metropolitan area, subject to such reasonable travel as may be required in the performance of your duties. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like.

     3. Compensation.

          3.1 Base Salary. The Company shall pay you a base salary of not less than $400,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary during the term of employment. Base Salary shall be paid in accordance with the Company's customary payroll practices.

          3.2 Bonus. In addition to Base Salary, you may be entitled to receive during the term of employment an annual cash bonus ("Bonus") based on your performance and the performance of the Company. The determination of any such Bonus is entirely within the Company's discretion.

          3.3 Deferred Compensation. In addition to Base Salary and Bonus as set forth in Sections 3.1 and 3.2, you will be credited with deferred compensation which shall be determined and paid out as provided in this Agreement and in Annex A hereto. Unless you shall make the election described in the last sentence of this Section 3.3 and subject to the provisions of Section A.8 of Annex A, during the term of employment, the Company shall pay to the trustee ( the "Trustee") of a Company grantor trust (the "Rabbi Trust") for credit to a special account maintained on the books of the Rabbi Trust for you (the "Trust Account"), monthly, an amount equal to one twelfth of 50% of your then current Base Salary. The Trust Account shall be maintained by the Trustee in accordance with the terms of this Agreement and Annex A and the trust agreement ( the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be in furtherance of, and not inconsistent with, the terms of this Agreement, including Annex A), until the full amount which you are entitled to receive therefrom has been paid in full. The Company has established and shall maintain the Rabbi Trust as a grantor trust within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code and shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for your benefit. You may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment (a) to have all of the payments to be made to the Rabbi Trust pursuant to the second sentence of this Section 3.3 to be credited instead to the Deferred Compensation Plan established by the Company on November 18, 1998, as the same may be amended from time to time (as so amended, the "Deferred Plan"), or (b) to have 50% of the payments to be made by the Company pursuant the second sentence of this Section 3.3 to be credited instead to the Deferred Plan and the remaining 50% to be paid to the Rabbi Trust.

          3.4 Deferred Bonus. In addition to any other deferred bonus plan in which you may be entitled to participate, you may elect by written notice delivered to the Company not later than June 30 of the calendar year during the term of employment during which a Bonus would otherwise accrue or to which it would relate, to defer payment of and to have the Company either pay to the Rabbi Trust for credit to the Trust Account or credit to the Deferred Plan all or any portion of your Bonus for such year (or such election may direct that such deferred portion be divided 50% to the Rabbi Trust and 50% to the Deferred Plan). Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

          3.5 Prior Account. The parties confirm that the Company has maintained a deferred compensation account (the "Prior Account") for you in the Rabbi Trust in accordance with the Prior Agreement. The Prior Account shall for all purposes be deemed part of the Trust Account and shall be maintained by the Trustee in accordance with this Agreement and the Trust Agreement. All prior credits to the Prior Account shall be deemed to be credits made under this Agreement, all "Account Retained Income" thereunder shall be deemed to be Account Retained Income under this Agreement and all increases or decreases to the Prior Account as a result of income, gains, losses, and other changes shall be deemed to have been made under this Agreement.

          3.6 Indemnification. You shall be entitled throughout the term of employment to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date hereof that limit or narrow, but including any that add to or broaden, the protection afforded to you by those provisions).

     4. Termination.

          4.1 Termination for Cause. The Company may terminate the term of employment and all of the Company's obligations under this Agreement, other than its obligations set forth below in this Section 4.1, for "cause" but only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Company's Board of Directors, or a committee thereof, because of your conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform your obligations under this Agreement or because of your breach of any of the covenants provided for in Section 9. Such termination shall be effected by written notice thereof delivered by the Company to you and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of your willful refusal without proper cause to perform any one or more of your obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to you under this Section 4.1, and (iii) within 15 days following the date of such notice you shall cease your refusal and shall use your best efforts to perform such obligations, the termination shall not be effective.

          In the event of termination by the Company for cause, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligations to you other than (i) to pay Base Salary and make credits of Deferred Compensation through the effective date of termination, (ii) to pay any Bonus that has been determined but not yet paid as of the date of such termination and (iii) with respect to any rights you have pursuant to any insurance or other benefit plans or arrangements of the Company. You hereby disclaim any right to receive a pro rata portion of any Bonus with respect to the year in which such termination occurs.

          4.2 Termination by You for Material Breach by the Company and Termination by the Company Without Cause. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, you shall have the right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company is in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by you pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches. A material breach by the Company shall include, but not be limited to, (i) the Company violating Section 2 with respect to your title, reporting lines, duties or place of employment or (ii) the Company failing to cause any successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

          The Company shall have the right, exercisable by written notice to you, to terminate your employment under this Agreement without cause, which notice shall specify the effective date of such termination.

               4.2.1 After the effective date of a termination pursuant to this
Section 4.2 (a "termination without cause"), you shall receive Base Salary, Deferred Compensation and a pro rata portion of your Average Annual Bonus (as defined below) through the effective date of termination. Your Average Annual Bonus shall be equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by you from the Company was the greatest; provided that if the date of notice for such termination under this Section 4.2.1 (or for purposes of Section 5.1, the Disability Date, or for purposes of Section 6, the date of death) is before the final determination of your Bonus for the year 2000, your Average Annual Bonus shall be twice the amount of your regular annual bonus (excluding any special or spot bonus) for the year 1999.

              4.2.2 After the effective date of a termination without cause, you shall remain an employee of the Company for the period ending on the later of
(i) the Term Date and (ii) the date which is one year after the effective date of such termination and during such period you shall be entitled to receive, whether or not you become disabled during such period but subject to Section 6,
(a) Base Salary at an annual rate equal to your Base Salary in effect immediately prior to the notice of termination, (b) an annual Bonus in respect of each calendar year or portion thereof (in which case a pro rata portion of such Bonus will be payable) during such period equal to the Average Annual Bonus (which payment shall be subject to any Bonus deferral election made pursuant to Section 3.4; provided that such election must be made not later than 15 days after such termination (and not later than June 30) for the calendar year in which such termination occurs and for any subsequent calendar year must be made before January 1 of such calendar year) and (c) credits of Deferred Compensation. Except as provided in the third succeeding sentence, if you accept other full-time employment during such period or notify the Company in writing of your intention to terminate your status as an employee during such period, you shall cease to be an employee of the Company effective upon the commencement of such other employment or the effective date of such termination as specified by you in such notice, whichever is applicable, and you shall be entitled to receive, as severance, a lump sum payment within 30 days after such commencement or such effective date (provided that if you were named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such commencement or effective date occurred), discounted as provided in the immediately following sentence, equal to the balance of the payments you would have received pursuant to this Section 4.2.2 (excluding Deferred Compensation, which is provided for below in this Section 4.2.2) had you remained on the Company's payroll. That lump sum shall be discounted to present value as of the date of payment from the times at which such amounts would otherwise have become payable absent such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), in effect on the date of such termination, compounded semi-annually. If a lump sum payment is made pursuant to this Section 4.2.2, the Company shall pay to the Trustee for credit to the Trust Account at the time of such payment an amount equal to 50% of the portion of such lump sum payment (as discounted) which is attributable to Base Salary; provided, however, that you may elect by written notice to the Company no later than the effective date of such termination or the commencement of such other employment to have all or 50% of such amount credited instead to the Deferred Plan. Notwithstanding the foregoing, if you accept employment with any not-for-profit entity, then you shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.2; and if you accept full-time employment with any affiliate of the Company, then the payments provided for in this Section 4.2.2 shall immediately cease and you shall not be entitled to any lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

          4.3 After the Term Date. If at the Term Date, the term of employment shall not have been previously terminated pursuant to the provisions of this Agreement, no Disability Period is then in effect and the parties shall not have agreed to an extension or renewal of this Agreement or on the terms of a new employment agreement, then the term of employment shall continue and you shall continue to be employed by the Company pursuant to the terms of this Agreement, subject to termination by either party hereto on 60 days written notice delivered to the other party (which notice may be delivered by either party at any time on or after the date which is 60 days prior to the Term Date). If the Company shall terminate the term of employment on or after the Term Date for any reason (other than for cause as defined in Section 4.1, in which case Section
4.1 shall apply), which the Company shall have the right to do so long as no Disability Date (as defined in Section 5) has occurred prior to the delivery by the Company of written notice of termination, then such termination shall be deemed for all purposes of this Agreement to be a "termination without cause" under Section 4.2 and the provisions of Sections 4.2.1 and 4.2.2 shall apply.

          4.4 Office Facilities. In the event of a termination without cause, then for the period beginning on the effective date of such termination and ending one year thereafter, the Company shall, without charge to you, make available to you office space at or near your principal job location immediately prior to such termination, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of your position and responsibilities prior to such termination but taking into account your reduced need for such office space, secretarial services and office facilities, services and furnishings as a result of you no longer being a full-time employee.

          4.5 Release. A condition precedent to the Company's obligation to make the payments associated with a termination without cause shall be your execution and delivery of a release in the form attached hereto as Annex A. If you shall fail to execute and deliver such release, or if you revoke such release as provided therein, then in lieu of the payments provided for herein, you shall receive a severance payment determined in accordance with the Company's policies relating to notice and severance.

          4.6 Retirement. Notwithstanding the provisions of this Agreement relating to a termination without cause and Disability, on the date you first become eligible for normal retirement (which is currently at age 65 under the Time Warner Employees' Pension Plan) as defined in any applicable retirement plan of the Company or any subsidiary of the Company (the "Retirement Date"), then this Agreement shall terminate automatically on such date and your employment with the Company shall thereafter be governed by the policies generally applicable to employees of the Company, and you shall not thereafter be entitled to the payments provided in this Agreement to the extent not received by you on or prior to the Retirement Date. In addition, no benefits or payments provided in this Agreement relating to termination without cause and Disability shall include any period after the Retirement Date and if the provision of benefits or calculation of payments provided in this Agreement with respect thereto would include any period subsequent to the Retirement Date, such provision of benefits shall end on the Retirement Date and the calculation of payments shall cover only the period ending on the Retirement Date.

          4.7 Mitigation. The payments provided for in this Agreement in the event of a termination without cause are not subject to mitigation unless your failure to mitigate would result in the Company losing tax deductions to which it would otherwise have been entitled. In such an event, you will engage in whatever mitigation is necessary to preserve the Company's tax deductions. In addition to any obligation under the preceding sentence, and without duplication of any amounts required to be paid to the Company thereunder, if after a termination without cause you obtain other employment with any entity other than a not-for-profit entity, then the total cash salary and bonus received in connection with such other employment, whether paid to you or deferred for your benefit, for services through the later of (i) the Term Date or (ii) one year after the effective date of such termination without cause, up to an amount equal to (a) the discounted lump sum payment received by you or for your account with respect to Base Salary, Bonus and Deferred Compensation for such period, minus (b) the amount of severance you would have received in accordance with the personnel policies of the Company if you had been job eliminated, shall reduce, pro tanto, any amount which the Company would otherwise be required to pay to you as a result of such termination and, to the extent amounts have theretofore been paid to you as a result of such termination, such cash salary and bonus shall be paid over to the Company as received with respect to such period. The provisions of the preceding sentence (i) shall not apply to any type of equity interest, bonus unit, phantom or restricted stock, stock option, stock appreciation right or similar benefit received as a result of such other employment and (ii) shall treat 70% of the compensation payable to you as a partner or shareholder or counsel to a law firm, regardless of how characterized by such entity, as "cash salary and bonus" and the other 30% as an equity interest benefit. With respect to the preceding sentences, any payments or rights to which you are entitled by reason of the termination of employment without cause shall be considered as damages hereunder. With respect to the third preceding sentence, (i) you shall in no event be required to pay the Company with respect to any calendar year more than the discounted amount received by you or credited to the Deferred Plan with respect to Base Salary, Bonus and Deferred Compensation for such year and (ii) subject to the provisions of the second sentence of this Section 4.7, you shall not be required to pay the Company any amount with respect to services rendered by you during the first twelve months following the date of termination of your employment hereunder. Any obligation to mitigate your damages pursuant to this Section 4.7 shall not be a defense or offset to the Company's obligation to pay you in full the amounts provided in this Agreement upon the occurrence of a termination without cause, at the time provided herein, or the timely and full performance of any of the Company's other obligations under this Agreement.

          4.8 Payments. So long as you remain on the payroll of the Company or any subsidiary of the Company, payments of Base Salary, Deferred Compensation and Bonus required to be made after a termination without cause shall be made at the same times as similar payments are made to other senior executives of the Company.

     5. Disability.

          5.1 Disability Payments. If during the term of employment and prior to any termination without cause, you become physically or mentally disabled, whether totally or partially, so that you are prevented from performing your usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay your full compensation and continue to make the Deferred Compensation credits when otherwise due, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If you have not resumed your usual duties on or prior to the Disability Date, the Company shall pay you a pro rata Bonus for the year in which the Disability Date occurs and shall pay you disability benefits for the longer of
(i) the period ending on the Term Date or (ii) one year (in the case of either
(i) or (ii) (the "Disability Period"), in an annual amount equal to 75% of (a) your Base Salary at the time you become disabled (and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited by the Company as Deferred Compensation) and (b) the Average Annual Bonus. Unless timely elected before a Disability Date, you may not elect to defer any portion of your Bonus for the calendar year in which the Disability Period commences and for any subsequent calendar years of the Disability Period, you must make any bonus deferral election before January 1 of such year.

          5.2 Recovery from Disability. If during the Disability Period you shall fully recover from your disability, the Company shall have the right (exercisable within 60 days after notice from you of such recovery), but not the obligation, to restore you to full-time service at full compensation. If the Company elects to restore you to full-time service, then this

Agreement shall continue in full force and effect in all respects and the Term Date shall not be extended by virtue of the occurrence of the Disability Period. If the Company elects not to restore you to full-time service, you shall be entitled to obtain other employment, subject, however, to the following: (i) you shall perform advisory services during any balance of the Disability Period; and
(ii) you shall comply with the provisions of Sections 9 and 10 during the Disability Period. The advisory services referred to in clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Chief Executive Officer or the President of the Company but you shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement.

          5.3 Other Disability Provisions. The Company shall be entitled to deduct from all payments to be made to you during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by you during the Disability Period from Worker's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to you from such disability insurance policies are not includible in your income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment shall continue during the Disability Period and you shall be entitled to all of the rights and benefits provided for in this Agreement, except that Sections 4.2 and 4.3 shall not apply during the Disability Period and unless the Company has restored you to full-time service at full compensation prior to the end of the Disability Period, the term of employment shall end and you shall cease to be an employee of the Company at the end of the Disability Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.

     6. Death. If you die during the term of employment, this Agreement and all obligations of the Company to make any payments hereunder shall terminate except that your estate (or a designated beneficiary) shall be entitled to receive Base Salary and Deferred Compensation to the last day of the month in which your death occurs and Bonus compensation (at the time bonuses are normally paid) based on the Average Annual Bonus, but prorated according to the number of whole or partial months you were employed by the Company in such calendar year.

     7. Life Insurance. During your employment with the Company, the Company shall (i) provide you with $50,000 of group life insurance and (ii) pay you annually an amount equal to two times the premium you would have to pay to obtain life insurance under the Group Universal Life ("GUL") insurance program made available by the Company in an amount equal to $4 million. You shall be under no obligation to use the payments made by the Company pursuant to the preceding sentence to purchase GUL insurance or to purchase any other life insurance. If the Company discontinues its GUL insurance program, the Company shall nevertheless make the payments required by this Section 7 as if such program were still in effect. The payments made to you hereunder shall not be considered as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit-sharing or other benefit plan of the Company or any subsidiary of the Company.

     8. Other Benefits.

          8.1 General Availability. To the extent that (a) you are eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as you are an employee of the Company, you shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group life insurance (to the extent set forth in Section 7), hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, you shall be entitled during the term of employment and so long as you are an employee of the Company, to receive other benefits generally available to all senior executives of the Company, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

          8.2 Benefits After a Termination or Disability. During the period you remain on the payroll of the Company after a termination without cause or during the Disability Period, you shall continue to be eligible to participate in the benefit plans and to receive the benefits required to be provided to you under this Agreement to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, you shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. You shall continue to be an employee of the Company for purposes of any stock option and restricted shares agreements and any other incentive plan awards until such time as you leave the payroll of the Company. At the time you leave the payroll of the Company, your rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if you leave the payroll of the Company as a result of a termination pursuant to Section 4.2, then (i) all stock options granted to you by the Company after the date of this Agreement shall vest and become immediately exercisable at the time you leave the payroll of the Company, (ii) all stock options granted to you by the Company after the date of this Agreement shall remain exercisable (but not beyond the term thereof) during the remainder of the term of employment and for a period of three months thereafter or such longer period as may be specified in any stock option agreement and (iii) the Company shall not be permitted to determine that your employment was terminated for "unsatisfactory performance" within the meaning of any stock option agreement between the you and the Company.

          8.3 Payments in Lieu of Other Benefits. In the event the term of employment and your employment with the Company is terminated pursuant to any section of this Agreement, you shall not be entitled to notice and severance or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such sections being in lieu thereof.

     9. Protection of Confidential Information; Non-Compete.

          9.1 Confidentiality Covenant. You acknowledge that your employment by the Company (which, for purposes of this Section 9 shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring you into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. You further acknowledge that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. You further acknowledge that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of your services, position and expertise are such that you are capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, you covenant and agree:

               9.1.1 You shall keep secret all confidential matters of the Company and shall not disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) you shall have no such obligation to the extent such matters are or become publicly known other than as a result of your breach of your obligations hereunder and (ii) you may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process;

                9.1.2 You shall deliver promptly to the Company on termination of your employment, or at any other time the Company may so request, all confidential information and if it shall be so requested by the Company, any other memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which you obtained while employed by, or otherwise serving or acting on behalf of, the Company and which you may then possess or have under your control; and

                9.1.3 If the term of employment is terminated pursuant to
Section 4, for a period of one year after such termination, without the prior written consent of the Company, you shall not employ, and shall not cause any entity of which you are an affiliate to employ, any person who was a full-time employee of the Company at the date of such termination or within six months prior thereto but such prohibition shall not apply to your secretary or executive assistant or to any other employee eligible to receive overtime pay.

          9.2 Non-Compete. During the term of employment and through the later of (i) the Term Date, (ii) the date you leave the payroll of the Company and
(iii) twelve months after the effective date of any termination of the term of employment pursuant to Section 4, you shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer or the President of the Company, render any services to any Competitive Entity (as defined in the next sentence) or acquire any interest of any type in any Competitive Entity; provided, however, that the foregoing shall not be deemed to prohibit you from
(a) acquiring, solely as an investment and through market purchases, securities of any Competitive Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as you are not part of any control group of such Competitive Entity and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that Competitive Entity; or (b) after the effective date of a termination pursuant to Section 4.1 or after your resignation in breach of this Agreement or after a termination pursuant to Section 4.2, being a partner or shareholder in or of counsel to or in some other like capacity providing legal services to a law firm that represents any Competitive Entity and personally providing legal services to such Competitive Entity, except that if such termination is pursuant to Section 4.1 or after your resignation in the breach of this Agreement, you shall not personally provide or assist in the provision of services to any such Competitive Entity with respect to any line of its business which causes it to be a Competitive Entity. For purposes of the foregoing, a Competitive Entity shall mean a person or entity that engages in any line of business that is substantially the same as either (i) any line of operating business which the Company engages in, conducts or, to your knowledge, has definitive plans to engage in or conduct or (ii) any operating business that is engaged in or conducted by the Company and as to which, to your knowledge, the Company covenants in writing, in connection with the disposition of such business, not to compete therewith; provided, however, that after you are no longer on the payroll of the Company, the provisions of this Section 9.2 shall apply only to a Competitive Entity that had, or the parent entity or predecessor entity of such Competitive Entity had, consolidated gross revenues from all sources, including non-competitive businesses, of $2 billion or more for the fiscal year preceding your commencement of service for such Competitive Entity. No provision of this Section 9.2 shall be deemed a waiver by the Company of any rules or standards of professional responsibility or ethical conduct or to release you from or to modify the confidentiality provisions of Section 9.1.

          9.3 Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if you commit a material breach of any of the provisions of Sections
9.1 or 9.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company.

     10. Ownership of Work Product. You acknowledge that during the term of employment, you may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to you by reason of your employment by the Company. You acknowledge that all of the foregoing shall be owned by and belong exclusively to the Company and that you shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to you for the possible interest or participation of the Company. You shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of your inventorship or creation in any appropriate case. You agree that you will not assert any rights to any Work Product or business opportunity as having been made or acquired by you prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof.

     11. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by a nationally recognized overnight delivery service, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

          11.1 If to the Company:

                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, New York  10019
                  Attention:  Chief Executive Officer

                  (with a copy, similarly addressed
                   but Attention:  President)

          11.2 If to you, to your residence address set forth on the records of the Company.

     12. General.

          12.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

          12.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12.3 Entire Agreement. This Agreement, including Annex A, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

          12.4 No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

          12.5 Assignability. This Agreement and your rights and obligations hereunder may not be assigned by you and except as specifically contemplated in this Agreement, neither you, your legal representative nor any beneficiary designated by you shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to all or substantially all of the business and assets of the Company, whether by merger, purchase of stock or assets or otherwise. The Company shall cause any such successor expressly to assume such obligations.

          12.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          12.7 Resolution of Disputes. Any dispute or controversy arising with respect to this Agreement and your employment hereunder (whether based on contract or tort or upon any federal, state or local statute, including but not limited to claims asserted under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, any state Fair Employment Practices Act and/or the Americans with Disability Act) shall, at the election of either you or the Company, be submitted to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 12.7. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 12.7. If you shall be the prevailing party in such arbitration, the Company shall promptly pay, upon your demand, all legal fees, court costs and other costs and expenses incurred by you in any legal action seeking to enforce the award in any court.

          12.8 Beneficiaries. Whenever this Agreement provides for any payment to your estate, such payment may be made instead to such beneficiary or beneficiaries as you may designate by written notice to the Company. You shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

          12.9 No Conflict. You represent and warrant to the Company that this Agreement is legal, valid and binding upon you and the execution of this Agreement and the performance of your obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which you are a party (including, without limitation, any other employment agreement). The Company represents and warrants to you that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

          12.10 Withholding Taxes. Payments made to you pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

          12.11 No Offset. Neither you nor the Company shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and you and the Company shall make all the payments provided for in this Agreement in a timely manner.

          12.12 Severability. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          12.13 Survival. Sections 3.4, 8.2, 8.3 and 9 through 12 shall survive any termination of the term of employment by the Company for cause. Sections 3.4, 4.4, 4.5, 4.7 and 6 through 12 shall survive any termination of the term of employment without cause.

          12.14 Definitions. The following terms are defined in this Agreement in the places indicated:

                  Account Retained Income - Section 3.5
                  affiliate - Section 4.2.2
                  Average Annual Bonus - Section 4.2.1
                  Annex A - Section 3.3
                  Base Salary - Section 3.1
                  Bonus - Section 3.2
                  cause - Section 4.1
                  Code - Section 4.2.2
                  Company - the first paragraph on page 1 and Section 9.1 Competitive Entity -Section 9.2
                  Deferred Account - Section 3.3
                  Deferred Compensation - Section 3.3
                  Deferred Plan - Section 3.3
                  Disability Date - Section 5
                  Disability Period - Section 5
                  Effective Date - the first paragraph on page 1
                  GUL - Section 7
                  Prior Account - Section 3.5
                  Prior Agreement - the second paragraph on page 1
                  Rabbi Trust - Section 3.3
                  Retirement Date - Section 4.6
                  Term Date - Section 1
                  term of employment - Section 1
                  termination without cause - Section 4.2.1
                  Trust Account - Section 3.3
                  Trustee - Section 3.3
                  Work Product - Section 10

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                         TIME WARNER INC.

                                         By  /s/  Richard D Parsons
                                         ---------------------------------
                                                  Richard D. Parsons
                                                  President


                                            /s/  Christopher P. Bogart
                                         ---------------------------------
                                                 Christopher P. Bogart

                          Deferred Compensation Account

          A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

          A.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

          A.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

          A.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes

(including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

          A.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1, A.6 or A.7. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section A.1. If any of the sales of the securities which are sold pursuant to Section A.1, A.6 or A.7 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

          A.6 One-Time Transfer to Deferred Plan. So long as the Executive is an employee of the Company, the Executive shall have the right to elect at any time, but only once during the Executive's lifetime, by written notice to the Company to transfer to the Deferred Plan all or a portion of the Net Transferable Balance (determined as provided in the next sentence) of the Trust Account. If the Executive shall make such an election, the Net Transferable Balance shall be determined as of the end of the calendar quarter following the date of such election (unless such election is made during the first ten calendar days following the end of a calendar quarter, in which case such determination shall be made as of the end of such preceding calendar quarter) by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from such value the amount of all outstanding indebtedness and any other amounts payable by the Trust Account. Transfers to the Deferred Plan shall be made in cash as promptly as reasonably practicable after the end of such calendar quarter and the Investment Advisor (or the Company or the Trustee if the Investment Advisor shall fail to act in a timely manner) shall cause securities held in the Trust Account to be sold to provide cash equal to the portion of the Net Transferable Balance of the Trust Account selected to be transferred by the Executive. If the Executive elects to transfer more than 75% of the Net Transferable Balance of the Trust Account to the Deferred Plan, the Company or the Trustee shall be permitted to take such action as they may deem reasonably appropriate, including but not limited to, retaining a portion of such Net Transferable Balance in the Trust Account, to ensure that the Trust Account will have sufficient assets to pay the Company the amount of taxes payable on such sales of securities at the end of the year in which such sales are made.

          A.7 Payments. Payments of deferred compensation shall be made as provided in this Section A.7. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month following the later of (i) the Term Date and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, provided, however, that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such payments shall commence on the first Company payroll date in January of the year following the year in which the latest of such events occurs. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence, plus any amounts that have been transferred to the Deferral Plan pursuant to Section
A.6 hereof and not therefore distributed or deemed distributed therefrom, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.7 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

          If this Agreement is terminated by the Company pursuant to Section 4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Trust Account shall be valued as of the later of
(i) the Term Date or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Trust

Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

          If the Executive becomes disabled within the meaning of Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid bi-weekly during the Pay-Out Period commencing on the first Company payroll date in the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.7.

          If the Executive shall die at any time whether during or after the term of employment, the Trust Account shall be valued as of the date of the Executive's death and the balance of the Trust Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

          Notwithstanding the foregoing provisions of this Section A.7, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

          If a transfer to the Deferred Plan has been made pursuant to Section
A.6 hereof, payments made to the Executive from the Deferred Plan (a) shall be deemed made first from the amounts transferred to the Deferred Plan pursuant to Section A.6 and (b) shall be deemed made first out of Account Retained Income.

          Within 90 days after the end of each taxable year of the Company in which payments are made, directly or indirectly, to the Executive from the Trust Account or from the Deferred Plan with respect to amounts transferred to the Deferred Plan from the Trust Account pursuant to Section A.6 and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.7, the Executive shall not be entitled to receive pursuant to this Annex A (including any amounts that have been transferred to the Deferred Plan pursuant to Section A.6 hereof) an aggregate amount that shall exceed the sum of (i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.7 shall be determined in accordance with Section A.5 above.

                                                                         ANNEX B


                                     RELEASE


          Pursuant to the terms of the Employment Agreement made as of _____________, between TIME WARNER INC., a Delaware corporation (the "Company"), 75 Rockefeller Plaza, New York, New York 10019 and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [Name], being of lawful age, do hereby release and forever discharge the Company and its officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement.

          I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

          I ALSO ACKNOWLEDGE THAT BY SIGNING THIS RELEASE I MAY BE GIVING UP VALAUBLE LEGAL RIGHTS AND THAT I HAVE BEEN ADVISED TO CONSULT A LAWYER BEFORE SIGNING. I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

          WITNESS my hand this ____ day of ___________, ____.



                                           ___________________________
                                                     [Name]